ADMINISTRATIVE SERVICES AGREEMENT

        ADMINISTRATIVE SERVICES AGREEMENT, dated as of May 1, 1990, as amended and restated as of October 4, 1996, by and between Domini Social Index Trust, a Massachusetts business trust (the "Trust"), and Signature Broker-Dealer Services, Inc., a Delaware corporation ("SBDS" or the "Administrator").

                              W I T N E S S E T H:

        WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

        WHEREAS, the Trust wishes to engage SBDS to provide certain administrative and management services, and SBDS is willing to provide such administrative and management services to the Trust, on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

        1. DUTIES OF THE ADMINISTRATOR. Subject to the direction and control of the Board of Trustees of the Trust, the Administrator shall perform such administrative and management services as may from time to time be reasonably requested by the Trust, which shall include without limitation: (a) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Trust and for performing the administrative and management functions herein set forth; (b) arranging, if desired by the Trust, for Directors, officers or employees of the Administrator to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law;
(c) supervising the overall administration of the Trust, including the negotiation of contracts and fees with and the monitoring of performance and billings of the Trust's transfer agent, shareholder servicing agents (if any), custodian and other independent contractors or agents; (d) preparing and, if applicable, filing all documents required for compliance by the Trust with applicable laws and regulations, including registration statements, prospectuses and statements of additional information, semi-annual and annual reports to shareholders, proxy statements and tax returns; (e) preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and shareholders; and (f) arranging for maintenance of books and records of the Trust. Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Trust's assets or the rendering of investment advice and supervision with respect thereto or the distribution of Shares of any Series, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust.

        2. ALLOCATION OF CHARGES AND EXPENSES. SBDS shall pay the entire salaries and wages of all of the Trust's Trustees, officers and agents who devote part or all of their time to the affairs of SBDS or its affiliates, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 2. Except as provided in the


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foregoing sentence, the Trust will pay all of its own expenses including, without limitation, compensation of Trustees not affiliated with the Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Trust; fees and expenses of the Trust's independent auditors, of legal counsel and of any transfer agent, distributor, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of distributing and redeeming Shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses and statements of additional information, reports, notices, proxy statements and reports to shareholders and governmental officers and commissions; expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the Trust's custodian for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Trust; expenses of shareholder meetings and expenses relating to the issuance, registration and qualification of shares of the Trust.

        3. COMPENSATION OF THE ADMINISTRATOR. For the services to be rendered and the facilities to be provided by the Administrator hereunder, the Trust shall pay to the Administrator an administrative fee computed and paid monthly at an annual rate of 0.20% of the Trust's average daily net assets for its then-current fiscal year. If SDBS serves as the Administrator for less than the whole of any period specified in this Section 3, the compensation to SBDS, as Administrator, shall be prorated. For purposes of computing the fees payable to the Administrator hereunder, the value of the Trust's net assets shall be computed in the manner specified in the Trust's then-current prospectus and statement of additional information.

        4. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Trust or the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder. As used in this Section 4, the term "Administrator" shall include SBDS and/or any of its affiliates and the Directors, officers and employees of SBDS and/or any of its affiliates.

        5. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Trust are not to be deemed to be exclusive, SBDS being free to render administrative and/or other services to other parties. It is understood that Trustees, officers, and shareholders of the Trust are or may become interested in the Administrator and/or any of its affiliates, as Directors, officers, employees, or otherwise, and that Directors, officers and employees of the Administrator and/or any of its affiliates are or may become similarly interested in the Trust and that the Administrator and/or any of its affiliates may be or become interested in the Trust as a shareholder or otherwise.

        6. DURATION, TERMINATION AND AMENDMENTS OF THIS AGREEMENT. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, unless terminated as set forth in this Section 6.



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        This Agreement may not be altered or amended, except by an instrument in writing, and executed by both parties. This Agreement may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust, by the Board of the Trust, or by the Administrator, in each case on not more than 60 days written notice to the other party.

        7. SUBCONTRACTING BY SBDS. SBDS may subcontract for the performance of SBDS' obligations hereunder with any one or more persons; PROVIDED, HOWEVER, that SBDS shall not enter into any such subcontract unless the Trustees of the Trust shall have found the subcontracting party to be qualified to perform the obligations sought to be subcontracted; and PROVIDED, FURTHER, that, unless the Trust otherwise expressly agrees in writing, SBDS shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. The undersigned Trustee of the Trust has executed this Agreement not individually, but as a Trustee under the Trust's Declaration of Trust, dated June 7, 1989, as amended, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.

                                       DOMINI SOCIAL INDEX TRUST


                                       By
                                           Amy L. Domini
                                           President

                                       SIGNATURE BROKER-DEALER SERVICES, INC.


                                       By
                                           Philip W. Coolidge
                                           President and Chief Executive Officer